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                                                                   EXHIBIT 10.24

     Landlord:  Dongguan Weng Li Zhen Tien Tao Guin Li Chu (hereafter named
                Party A)
     Address:  Weng Li Zheng Tien Tao Chu
     Tel.:  3371281
     Tenant:  Techtime Industries Limited (hereafter named "Party B")
     Address:  Tien Tao Guin Li Chu
     Tel.:  3375665

     After discussion, Party A agreed to let the 2/F and 3/F to Party B as the dormitory and the details are as follow:
     A. Party A agree to let 1 block of factory plant and 1 block of dormitory to Party B, which is located in Tien Tao Guin Li Chu. The total area of these buildings is 4,380m/2/.
     B. This letting period starts from May 1, 1996 to May 1, 1999, last for 3 years.
     C.   The rental fee will start to count from the 45th date of handover.
     D. The annual rental fee is RMB$335,000. Part of the rental fee has to be paid at the beginning of the month, while the remaining will be paid by the end of the month.
     E. Party A has to provide 160KVA electricity for Party B, in which the extra installation of KVA will be paid by Party B.
     F.   Party B is responsible for installation fee of all the facilities.
     G. Party B has to pay 400/m/2/ insurance premium for the factory plant and dormitory each month.
     H. If any party breach the contract, it has to compensate the other for 3-month rental fee.
     I. Party B has prior right to continue renting the buildings after the termination of the contract.
     J. There are 2 original copies of this agreement, and both parties get one of them.



                                      1.
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     Landlord:  Dongguan Weng Li Zhen Tien Tao Guin Li Chu (hereafter named
                Party A)
     Address:  Weng Li Zheng Tien Tao Chu
     Tel.:  3371281
     Tenant:  Techtime Industries Limited (hereafter named "Party B")
     Address:  Tien Tao Guin Li Chu
     Tel.:  3375665

     After discussion, both parties agree:
     A. Party A let an area, which is located in "Tien Tao Industrial Estate", to Party B for new factory plant, dormitory. Total area is 2,440 m/2/. The details are as follow:
          1. Letting period: From Nov 1, 1997 to Oct 30, 1999, last for 2 years.
          2. 1st stage: 1 block of factory plant, the total area of 1/F is 1,000 m/2/. The monthly rent is HK$7.50/ m/2/, total $7,500.00, which starts to count from Nov, 97.
          3. 1 block of dormitory, total area 1,454 m/2/. The monthly rent is HK$6.50/ m/2/, total $9,451.00, which starts to count from Nov, 97.
          4. Party A has to provide 315VA transformer. Party A charges Party $4/KVA/month for the transformer, total $1,260/annum.
          5. The total rental fee is RMB$18,211/month. Part of the amount has to be paid at the beginning of the month, while the remaining has to be paid by the end of the month.
     B. Party B has to buy insurance for the dormitory and factory plant at the rate of $400/m/2/. If Party B did not buy insurance and cause the loss of Party A, Party B has to compensate Party A.
     C. If any party breach the contract, this party has to pay 3-month rental fee to the other party as compensation.
     D. Party B has the prior right to rent the buildings but Party A has the right to increase the rental fee by 10%
     E.   This agreement has two original copies, both parties get one of them.



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